EX-99.906CERT

CERTIFICATION

S. Bob Rezaee, Chairman, Treasurer and Trustee, of Newmark Risk-Managed Opportunistic Fund (the “Registrant”), does certify to the best of his knowledge that:

1.

The Registrant’s periodic report on Form N-CSR for the period ended September 30, 2014, (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.

The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chairman, Treasurer and Trustee (Principal Executive & Financial Officer and Compliance Officer)

Newmark Risk-Managed Opportunistic Fund

/s/ S. Bob Rezaee

*S. Bob Rezaee

Chairman, Treasurer and Trustee (Principal Executive & Financial Officer and Compliance Officer)

Date: December 5, 2014

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Newmark Risk-Managed Opportunistic Fund and will be retained by Newmark Risk-Managed Opportunistic Fund and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.